EXHIBIT 23 - CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



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                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our reports dated July 29, 1999 on the financial statements of HTD Corporation and Subsidiaries, excluding the acute care division, and Triad Holdings, Inc. and Subsidiaries, included in this Form 8-K/A, into MEDIQ Incorporated's previously filed Registration Statement File Numbers 33-61724, 333-46233, 333-58933, and 333-58935.




/s/ Arthur Andersen LLP
August 30, 1999